VIRTUALSELLERS.COM, INC.
                      Suite 100 - 120 North LaSalle Street
                            Chicago, Illinois, 60602

Mr.  Dennis  Sinclair
Suite  903  -  195  Harbour  Drive
Chicago,  Illinois,  60602

Dear  Mr.  Sinclair:

          We wish to confirm the terms and conditions concerning your (the "Executive") employment by VirtualSellers.com, Inc. and/or its successors (the "Company"). The terms and conditions of the Executive's employment with the Company are set forth below.

1.     Position  and  Responsibilities

(a) The Executive shall have executive responsibility for the management and development of the Company and its affiliates (collectively referred to as the "VirtualSellers Group"). The Executive acknowledges that the Company has entered into arrangements whereby it has agreed to procure management services, including those of the Executive, to the VirtualSellers Group and the Executive therefore agrees to provide his services to such affiliates of the Company as may be directed by the board of directors of the Company (the "Board of Directors") from time to time. In order to carry out such responsibilities, the Executive shall hold the office of the President and Chief Executive Officer of the Company and shall be a director of the Company and its affiliates.

(b) The Executive shall fully and faithfully perform such duties and fulfil such obligations, commensurate with such office, as shall be directed by the Board of Directors from time to time. The Executive shall devote his full time and attention using his best efforts to apply his skill and experience to perform his duties hereunder and to promote the interests of the businesses and projects of the VirtualSellers Group provided that the Executive shall not be precluded from pursuing other business interests or holding positions in other companies which do not interfere with the Executive's ability to carry out his responsibilities hereunder, and do not otherwise contravene the requirements of this Agreement.

(c) The Executive's business offices shall be located in Chicago, Illinois or in such other place or places as may be directed by the Board of Directors from time to time in order to effectively carry out the business of the VirtualSellers Group, subject to the Executive's agreement, acting reasonably, with respect to any changes in such locations determined by the Board of Directors following the date hereof.

2.     Term

(a) The term of the Executive's employment pursuant to this Agreement (the "Term") shall begin on January 1, 2000 (the "Commencement Date") and shall continue until otherwise terminated in accordance with the provisions of this Agreement.

3.     Compensation

(a) For services rendered by the Executive during the Term of this Agreement, the Executive shall be paid a salary, payable in equal monthly instalments at the end of the month, at an annual rate of US$300,000, together with any annual bonuses (payable in cash and/or common shares in the capital of the Company) as may be determined and awarded by the Board of Directors. Such salary shall be reviewed annually and may be increased at the sole discretion of the Board of Directors taking into account, among other things, individual performance and general business conditions.

(b) All payments made to the Executive in connection with his services hereunder shall be subject to, without limitation, all applicable income and withholding taxes, if any, and other applicable deductions and taxes. If for any reason any amount required to be withheld is not so withheld at the Executive's request, the Executive agrees to reimburse and indemnify the Company for any taxes, fines or costs arising therefrom.

4.     Benefits,  Perquisites  and  Business  Expenses

(a) The Executive shall be entitled to participate in the Stock Option Plan of the Company on such terms as may be determined by the Board of Directors and in addition shall be entitled to those perquisites as mutually agreed upon, from time to time, by the Company and the Executive. The Executive shall also participate in all employee benefit programs made generally available to employees of the VirtualSellers Group from time to time.

(b) The Executive will be reimbursed for all reasonable expenses incurred by him in connection with the conduct of the business of the VirtualSellers Group. Such expenses shall be reimbursed within 30 days following presentation of sufficient evidence of such expenditures provided such expenditures are consistent with the policies and directives of the Board of Directors from time to time.

5.     Vacation  and  Holidays

(a) The Executive shall be entitled to ten (10) days as deemed public holidays and, in addition, to twenty business (20) days paid vacation during each year of the Executive's employment hereunder. Such vacation shall be utilized by the Executive at such time or times as do not materially interfere with the ongoing conduct of the Company's business and operations.

6.     Other  Compensation

(a) In the event that the Company's Board of Directors directs the Executive to negotiate the terms of any transfer, sale, merger, takeover, acquisition, reorganization or consolidation of the Company (or all or substantially all of the assets of the Company or the Company's shares) (each, a "Transaction"), then the Executive will be entitled to receive a bonus of one and one-half percent (1.5%) of the monetary value of such Transaction, upon approval of the Transaction by the Board of Directors. The bonus is to be paid in common shares in the capital of the Company based on the trading price of such common shares immediately prior to the public announcement of any such Transaction.

7.     Termination  of  Employment

(a) The Company shall be entitled to terminate the Executive's employment at any time without cause by giving the Executive twenty-four (24) months' prior written notice of the termination of the Executive's employment or in lieu of such notice either by (i) payment to the Executive, within ten (10) days of the date of termination of the Executive's employment, an amount equal to twenty-four (24) months of the Executive's monthly salary payments or (ii) continuing the Executive's monthly salary payments, for a period of twenty-four months from the date of termination of the Executive's employment. In the event of termination of the Executive's employment hereunder without cause, the Executive shall be immediately relieved of all of his responsibilities and authorities as an officer, director and employee of the Company and the VirtualSellers Group effective as of the date of termination of the Executive's employment fixed by the Company. In the event of termination of the Executive's employment without cause or notice, the rights and benefits of the Executive under employee benefit plans and programs of the VirtualSellers Group (other than rights under the Stock Option Plan of the Company) shall, unless prohibited by the relevant plan, be continued for the twenty-four month period following the date of termination of the Executive's employment. If any such benefit or program cannot be continued for such twenty-four month period, the Executive shall be entitled to receive a cash payment equal to the value of such benefits for such period. The Executive's rights under the Stock Option Plan of the Company shall be determined in accordance with the terms of such plan and any options granted to the Executive.

(b) The Company shall be entitled to terminate the Executive's employment at any time for cause without notice and without any payment in lieu of notice. In the event of a termination of the Executive's employment for cause, the Company's obligations hereunder shall immediately cease and terminate and the Executive shall be immediately relieved of all of his responsibilities and authorities as an officer, director and employee of the VirtualSellers Group, and in such an event there will be no continued salary payments by the Company to the Executive and any rights and benefits of the Executive under employee benefit plans and programs of the Company will immediately terminate in accordance with the terms of such plans and programs. For purposes of this paragraph 7(b) and of the

Executive's employment with the Company, "cause" shall include, without limitation, the following circumstances:

(i) the Executive has committed a criminal offence involving moral turpitude or has improperly enriched himself at the expense of the Company;

(ii) the Executive, in carrying out his duties hereunder, (i) has been wilfully and grossly negligent, or (ii) has committed wilful and gross misconduct or, (iii) has failed to comply with an instruction or directive from the Board of Directors (and which is not otherwise cured within thirty (30) days);

(iii) the Executive has breached a material term of this Agreement (and which is not otherwise cured within thirty (30) days);

(iv) the Executive becomes bankrupt or in the event a receiving order (or any analogous order under any applicable law) is made against the Executive or in the event the Executive makes any general disposition or assignment for the benefit of his creditors; or

(v) the Executive shall be diagnosed as being afflicted by chronic alcoholism or drug addiction.

(c) Termination of the Executive's employment for cause shall be effective upon the date of the notice of termination given to the Executive and the lapse of any applicable cure period without remedy of the matters set out in such notice.

(d) The Executive's employment shall terminate automatically upon written notice from the Company in the event of the Executive's absence or inability to render the services required hereunder due to disability, illness, incapacity or otherwise for an aggregate of one hundred eighty (180) days during any twelve
(12) month period of the Term, provided that such disability, illness, incapacity or other cause has not occurred during the execution of the business of the VirtualSellers Group by the Executive. In the event of any such absence or inability, the Executive shall be entitled to receive the compensation provided for herein for the first ninety (90) days thereof, whereafter the Executive shall only be entitled to receive such compensation, if any, as may be determined by the Board of Directors.

(e) In the event of the death of the Executive during the Term of this Agreement, the Executive's salary will be paid to the Executive's spouse through the end of the third month following the month in which the Executive's death occurs. Rights and benefits of the Executive under employee benefit plans and programs of the Company, including life insurance, will be determined in accordance with the terms and conditions of such plans and programs.

(f) The Executive agrees that, upon termination of his employment for any reason whatsoever, the Executive shall thereupon be deemed to have immediately resigned any position the Executive may have as an officer, director or employee of the Company together with any other office, position or directorship which the Executive may hold with any of the Company's affiliates or related entities in the VirtualSellers Group, including without limitation, the Company. In such event, the Executive shall, at the request of the Company, forthwith execute any and all documents appropriate to evidence such resignations. The Executive shall not be entitled to any payments in respect of such resignations in addition to those provided herein.

(g) It is expressly agreed that notwithstanding termination of the Executive's employment Company for any reason or cause or in any circumstances whatsoever, such termination shall be without prejudice to the rights and obligations of the Executive and the Company respectively in relation to the time up to and including the date of termination and the provisions of paragraphs 3(b), 7, 8, 9 and 10 of this Agreement, all of which shall remain and continue in full force and effect.

8.     Change  of  Control

(a) As used in this paragraph 8, a "Change of Control" shall have occurred when:

(i) any person, corporation, company or other entity or combination of any such persons, corporations, companies or other entities acquires or becomes the beneficial owner of, directly or indirectly, whether through the acquisition of previously issued and outstanding voting securities or of voting securities which have not been previously issued, or any combination thereof or any other transaction having a similar effect, a sufficient number of securities of the Company to affect materially the control of the Company or 20% or more of the voting securities of the Company;

(ii) any resolution is passed or any action or proceeding is taken with respect to the liquidation, dissolution or winding-up of the Company;

(iii) 20% or more of the issued and outstanding voting securities of the Company become subject to a voting trust;

(iv) the Company consolidates or merges with or into, amalgamates or enters into a statutory arrangement with any other corporation, company or other entity (other than a wholly-owned or majority controlled subsidiary of the Company);

(v) the Company sells, leases or otherwise disposes of property or assets aggregating more than 50% of the consolidated assets of the Company measured by book or fair market value, whether pursuant to one or more transactions;

(vi) any person, corporation, company or other entity not part of existing management of the Company or any person, corporation, company or other entity not controlled by the Company or any affiliate of the Company, enters into any arrangement to provide all or substantially all the management services to the Company;

(vii) there shall be a change in a majority of the board of directors of the Company whether as a result of a shareholders meeting or as a result of appointments made in filling vacancies caused by resignations of members of the board of directors; or

(viii) the Company enters into any transaction or arrangement which would have the same or similar effect as the transactions referred to in paragraph 7(a)(ii), (iii), (iv), (v) or (vi) above.

(b)     If  a  Change  in  Control  occurs:

(i) for a period of six (6) months following the date of the Change of Control, the Executive shall have the right to elect that the Change of Control is a termination of his employment by the Company which shall be deemed to be termination of the Executive's employment without cause by the Company. If the Executive notifies the Company of this election in writing, or in the event that the Company shall terminate the Executive's employment without cause during such period of six (6) months following the date of the Change of Control, the Executive shall be entitled to receive and the Company shall pay to the Executive (a) an additional severance payment of US$600,000 and (b) 1,000,000 common shares in the capital of the Company. The payments set out in this paragraph 8 are in addition to any other rights provided hereunder with respect to termination of the Executive's employment without cause. If the Executive does not elect termination, this Agreement will continue in full force and effect in accordance with its terms.

9.     Non-Competition  and  Non-Solicitation

(a) The Executive agrees that during the period of the Executive's employment with the Company and for a period of twelve (12) months from the last payment of compensation to the Executive by the Company, the Executive shall not engage in or participate in any business activity that competes, directly or indirectly, with the businesses of the VirtualSellers Group.

(b) Notwithstanding anything to the contrary contained herein the Executive may, without being deemed to compete, directly or indirectly, with the businesses of the VirtualSellers Group own not more than twenty percent (20%) of any class of the outstanding securities of any corporation listed on a securities exchange or traded in the over-the-counter market.

(c) The Executive agrees that for a period of twelve (12) months following the termination of the Executive's employment and the Company for any reason whatsoever, the Executive will not, whether as principal, agent, employee, employer, director, officer, shareholder or in any other individual or representative capacity, solicit or attempt to retain in any way whatsoever any of the employees of the Company or the VirtualSellers Group, provided however, that the Executive shall not be precluded from soliciting or retaining employees of the Company or the VirtualSellers Group in the event of a termination of the Executive's employment as a result of a material breach by the Company of the provisions of this Agreement, or in the event that the Executive's employment is terminated or deemed to be terminated by the Company without cause (including without limitation, pursuant to paragraph 8 hereof).

(d) It is the desire and the intent of the parties that the provisions of this paragraph 9 shall be enforceable to the fullest extent permissible under the laws and public policies applied in each jurisdiction in which enforcement is sought. Accordingly, if any particular portion of this paragraph 9 is adjudicated unenforceable in any jurisdiction such adjudication shall apply only in that particular jurisdiction in which such adjudication is made.

10.     Confidential  Information

(a) The Executive agrees not to disclose either while in the Company's employ or at any time thereafter to any person not employed by the VirtualSellers Group or not engaged to render services to the VirtualSellers Group, any trade secrets or confidential information of or relating to the VirtualSellers Group or its businesses obtained by the Executive while in the employ of the Company; provided, however, that this provision shall not preclude the Executive from these or disclosure of information known generally to the public (other than that which the Executive may have disclosed in breach of this Agreement) or of information required to be disclosed by law or court order applicable to the Executive or information authorized to be disclosed by the Board of Directors.

(b) The Executive also agrees that upon leaving the Company's employ, the Executive will not take, without the prior written consent of the Board of Directors of the Company, originals or copies of any drawing, blueprint, specification, report, shareholder list, or other document belonging or relating to the VirtualSellers Group.

11.     Independent  Advice

(a) This Agreement was prepared by the Company. The Executive has been asked to obtain independent legal advice before signing this Agreement and the Executive represents by signing this Agreement that he has either obtained such advice or waived such advice.

12.     Counterparts  and  by  Facsimile

(a) This Agreement may be executed in one or more counterparts, any counterpart delivered via facsimile shall be deemed an original, and all such counterparts, taken together, shall constitute one and the same instrument.

13.     Further  Assurances

(a) Each of the Company and the Executive agrees to make, do and execute or cause to be made, done and executed all such further and other things, acts, deeds, documents, assignments and assurances as may be necessary or reasonably required to carry out the intent and purpose of this Agreement fully and effectually. Without limiting the generality of the foregoing, the Company shall take all reasonable steps in order to structure the payment or payments provided for in this Agreement in the manner most advantageous to the Executive with respect to the provisions of the Income Tax Act (Canada) or similar legislation in place in the jurisdiction of residence of the Executive.

14.     Severability

(a) Any provision of this Agreement which contravenes any applicable law or which is found to be unenforceable shall, to the extent of such contravention or unenforceability, be deemed severable and shall not cause this Agreement to be held invalid or unenforceable or affect any other provision or provisions of this Agreement.

15.     Notices

(a) Any notices, requests, demands or other communications provided for by this Agreement shall be in writing and shall be sufficiently given when and if mailed by registered or certified mail, return receipt requested, postage prepaid, or sent by personal delivery, overnight courier or by facsimile to the party entitled thereto at the address stated at the beginning of this Agreement or at such other address as the parties may have specified by similar notice.

(b) Any such notice shall be deemed delivered on the fifth business day following the mailing thereof if delivered by prepaid post or if given by means of personal delivery on the day of delivery thereof or if given by means of overnight courier or facsimile transmission on the first business day following the dispatch thereof.

16.     Entire  Agreement

(a) This Agreement contains the entire agreement between the parties hereto with respect to matters herein and supersedes all prior agreement and understandings, oral or written, between the parties hereto relating to such matters.

17.     Assignment

(a) Except as herein expressly provided, the respective rights and obligations of the Executive and the Company under this Agreement shall not be assignable by either party without the written consent of the other party and shall, subject to the foregoing, enure to the benefit of and be binding upon the Executive and the Company and their permitted successors or assigns. Nothing herein expressed or implied is intended to confer on any person other than the parties hereto any rights, remedies, obligations or liabilities under or by reason of this Agreement.

18.     Applicable  Law

(a) This Agreement shall be deemed a contract under, and for all purposes shall be governed by and construed in accordance with, the laws of the State of Illinois. Each of the parties hereto hereby irrevocably submit and attorn to the non-exclusive jurisdiction of the courts of Illinois with respect to any proceedings brought in respect of this Agreement or the subject matter hereof.

19.     Amendment  or  Modification;  Waiver

(a) No provision of this Agreement may be amended or waived unless such amendment or waiver is authorized by the Company (including any authorized officer or committee of the Board of Directors) and is in a writing signed by the Executive and by a duly authorized officer of the Company. Except as otherwise specifically provided in this Agreement, no waiver by either party hereto of any breach by the other party of any condition or provision of this Agreement to be performed by such other party shall be deemed a waiver of a similar or dissimilar breach, condition or provision at the same time or at any prior or subsequent time.

20.     Currency

(a) Unless otherwise provided, all dollar amounts referred to in this Agreement are in lawful money of the United States.

          If you are in agreement with the foregoing terms and conditions, please confirm your acceptance by signing and returning the enclosed duplicate copy of this correspondence.

VIRTUALSELLERS.COM,  INC.

Per:     /s/  Raymond  Mol
         -----------------
     Authorized  Signatory

Accepted  and  agreed  as  of  the  1st  day  of  January,  2000.


Per:     /s/  Dennis  Sinclair
         ---------------------
              Dennis  Sinclair